EXHIBIT 7.1


                            STOCK EXCHANGE AGREEMENT

         This Stock Exchange Agreement (the "AGREEMENT") dated as of the 31st day of May, 2001 is by and amongst, ProCare Industries, Ltd., a Colorado corporation, ("ProCare"), Fastpoint Acquisition Corp., a Delaware corporation (hereinafter referred to as "Buyer"), Robert Marsik ("Marsik") and HK Utility Construction, Inc., a Delaware corporation, (the "Company"), and those shareholders who are signatories to this Agreement (hereinafter referred to as the "Shareholders"). The Shareholders and the Company may jointly be referred to as the "Seller".

         WHEREAS, the respective Board of Directors of the Buyer and the Company deem the acquisition by Buyer of all of the issued and outstanding capital stock of the Company on the terms set forth in this Agreement to be desirable, generally for the welfare and advantage of each, and in the best interests of the shareholders of each; and


         WHEREAS, the Seller has signed a letter of intent with ProCare Industries, Inc., a publicly traded Colorado corporation which provides in part for Seller to be acquired by and merged into FastPoint Acquisition, Inc., a wholly owned subsidiary of ProCare in exchange for shares of common stock of ProCare; and

         WHEREAS, the parties have agreed to certain modifications to the letter of intent as reflected in this Agreement; and

         WHEREAS, Buyer is a wholly owned subsidiary of ProCare Industries, Ltd., ("ProCare") a publicly traded entity; and

         WHEREAS, the ProCare Board of Directors has approved the issuance of shares of its common stock to the Seller; and

         WHEREAS, the respective parties desire that this transaction be treated as a tax free exchange under Section 368 of the Internal Revenue Service; and

         WHEREAS, the closing of this Agreement is contingent upon the Buyer completing a series of acquisitions including this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, and for the purpose of prescribing the terms and conditions of such acquisition, the mode of carrying it into effect, and such other details and provisions as are necessary or desirable, the parties hereto hereby represent, warrant, covenant and agree as follows:


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                                    ARTICLE I
                                PLAN OF AGREEMENT

         1.01 Number of Shares and Purchase Price. Subject to the further conditions of this Agreement and the truth of the representations and warranties provided herein the Company agrees to exchange 723 shares of the common stock of Company, said shares representing all of the issued and outstanding shares of common stock of Company, for a total of 7,230,000 shares of common stock of ProCare. Attached and marked Exhibit 1.01 is a list of all of the shareholders of the Company together with the number of shares of common stock owned by each.

         The current shareholders of the Company shall receive such number of shares of the Buyer's shares of stock based upon their equity ownership in the Company.

         In addition to the exchange of stock certificates contemplated hereby, the Company shall pay ProCare the sum of $275,000 as follows:

         $ 50,000, which was previously paid.
         $175,000 at Closing
         $ 50,000 pursuant to a promissory note made payable to Robert Marsik a copy of which is attached hereto.

                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF PROCARE AND BUYER

         ProCare, the Buyer and Marsik represent and warrants to the Sellers that:

         2.01 Incorporation, Common Stock, Etc. The authorized capital stock of ProCare consists of 100,000,000 shares of common stock, no par value ("ProCare Common Stock"), of which 2,913,844 shares are presently issued and outstanding, and 5,000,000 shares of preferred stock, $1.00 par value, none of which are issued or outstanding. All of the issued and outstanding shares of ProCare Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. Upon closing of this transaction, Marsik shall tender a total of 1,000,000 shares of ProCare common stock to Buyer and Buyer shall be authorized to cancel a total of 1,000,000 shares issued to Marsik. By entering into this Agreement, Marsik hereby grants to Buyer or Buyer's authorized representative the authority to instruct the transfer agent to cancel a total of 1,000,000 shares issued to Marsik. Notwithstanding the foregoing, Marsik has represented that the share certificate is currently being held by Alan Peryam, a Colorado licensed lawyer. By executing this agreement, Marsik irrevocably authorizes Peryam to submit the share certificate to ProCare's transfer agent for cancellation.

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         The ProCare Common Stock is quoted on the NASD OTC Electronic Bulletin
Board. Since qualifying for trading on the NASD OTC Electronic Bulletin Board, trading of the ProCare Common Stock thereon has not been suspended, nor is there any basis for suspension of such trading.

         The authorized capital stock of Fastpoint consists of 1,000 shares of common stock, $.001 par value, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by ProCare.

         ProCare is a corporation duly organized and existing in good standing under the laws of the State of Colorado. Fastpoint is a corporation duly organized and existing in good standing under the laws of the state of Delaware. Attached hereto as Exhibit 2.01 are copies of the ProCare and Fastpoint good standing certificates.

         Procare and Fastpoint have full corporate power and authority to carry on its business as it is now being conducted.

         There are and at the Closing will be no outstanding subscriptions, options, warrants, convertible securities, calls, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of either Fastpoint or ProCare. All of the outstanding shares of both ProCare and Fastpoint are duly authorized, validly issued, fully paid, and non-assessable. There are no dividends due, to be paid or are in arrears with respect to any of the capital stock of either Company.

         2.02 Financial Statements. Attached hereto as Exhibit 2.02 are the most recent financial statements dated as of May 31, 2001 for Fastpoint. The financial statements filed as part of ProCare's annual report filed with the Securities and Exchange Commission on Form 10-KSB and ProCare's most recent quarterly report on Form 10-QSB filed with the Commission are specifically incorporated herewith. Said financial statements include ProCare's Balance Sheet, Income Statement and Changes in Stockholders Equity. The financial statements present fairly the financial position of each company as of the dates set forth in the financial statements. The financial statements for ProCare have been prepared in conformity with generally accepted accounting principles. There has been no material adverse change in the financial condition since the date of the financial statements. All liabilities, contingent or otherwise, are set forth in the financial statements and there are no undisclosed liabilities of any kind or nature since the date of the financial statements. Except for fees and expenses incurred in connection with this transaction, neither ProCare nor FastPoint has incurred any liabilities in excess of $100.00 and except as contemplated by this transaction, there have been no transactions entered into outside of the usual course of business. As to any legal, accounting or other costs incurred by either ProCare or FastPoint in closing this transaction, it is specifically agreed and understood that all fees and costs shall be the personal responsibility of Marsik and that HKUC and ProCare may offset any amounts due Marsik from any promissory notes as a result of Marsik's breach of this obligation..

         ProCare is a public entity that files periodic reports with the Securities and Exchange Commission. Copies of the ProCare reports are accessible through the Commission's Internet website located at www.sec.gov (in its EDGAR archives). Except as contemplated by this Agreement and the anticipated

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acquisitions, since March 31, 2001, ProCare has neither issued any additional shares of its common stock or issued any rights or warrants of any kind or nature which when exercised could be converted into shares of common stock of ProCare.

         2.03 Litigation and Liens. Except as set forth in any ProCare filings with the Securities and Exchange Commission (the "Commission"), there are no actions, suits, proceedings, or investigations pending or, to the best of its knowledge, threatened or contemplated against either Company. The Company, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Neither Company is The Company is not subject to any outstanding judgments or operating under or subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Attached and marked Exhibit 2.03(b) is a list of all outstanding liens filed against the Company.

         2.04 Compliance with Laws. Each Company has complied in all material respects with all laws, regulations, orders, domestic and foreign, and neither the present uses of their properties nor the conduct of its business violate any such laws, regulations, orders or requirements, and except as set forth in
Exhibit 2.04 neither has the Company received any notice of any claim or assertion that it is not so in compliance.

         Since December 31, 1998, ProCare has filed on a timely basis with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules and regulations there under, all of which, as amended if applicable (collectively, the "ProCare SEC Reports"), and has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations there under. ProCare is not subject to any Liability (as defined in Section 4.6) for its failure to comply prior to December 31, 1998 with the filings described in the preceding sentence. As of their respective dates, the ProCare SEC Reports did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of ProCare included in the ProCare SEC Reports (collectively, the "ProCare Financial Statements") were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presented the financial position of ProCare as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. None of the information that will be supplied by ProCare for inclusion in the documentation contemplated by this Agreement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading

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         Since January 1, 1991, ProCare has not engaged in any business operations. Fastpoint has never engaged in any business operations.

         2.05 Indebtedness. Except for the matters referred to in this Agreement and excedpt as set forth in the Company's financial statements, the Company has not executed any instruments, entered into any agreements or arrangements pursuant to which the either has borrowed any money, incurred or guaranteed any indebtedness or established any line of credit which represents a liability of the Company either except as of the date thereof.

         2.06 No Material Adverse Change. Since the date of the most recent financial statements, there has not been any material adverse change in the condition, financial or otherwise, of any aspect of its business taken as a whole; nor has there been any material transaction entered into by either Company. Neither Company has incurred any material obligations, contingent or otherwise except for legal and accounting fees and expenses in connection with the transactions contemplated by this Agreement. There has not been any damage, destruction or loss, whether or not covered by insurance adversely affecting either Company, their businesses, property or assets; nor has either (a) created or incurred any indebtedness; (b) issued, sold, purchased, redeemed or granted any shares of Company Common Stock or any other securities or any options, warrants or other rights to purchase any shares of Company Common Stock (c) amended its Certificate of Incorporation or bylaws; (d) paid any obligation or liability other than obligations or liabilities reflected in its Balance Sheet dated as of the Company Balance Sheet Date or incurred any liabilities except for legal and accounting fees and disbursements incurred in the ordinary course of business or in connection with this Agreement and the transactions contemplated hereby.

         2.07 No Defaults. Neither the execution nor delivery of this Agreement nor the consummation of the contemplated transaction are events which, of themselves or with the giving of notice or passage of time or both, could constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any judgment, law or regulation of either Company's Certificate of Incorporation or Bylaws, or of any agreement or instrument to which the Company is a party or by which it is bound; or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of Company; and no consent of any third party except as expressly contemplated herein is required for the consummation of this Agreement by Company.

         2.08 Corporate Action of Company. The Board of Directors of both Fastpoint and ProCare have duly authorized the execution and delivery of this Agreement. Subject to the approval of the stockholders of ProCare as provided herein, this Agreement constitutes a valid, legal and binding agreement of Company and is enforceable in accordance with its terms.

         2.09 Liabilities. As of the date of this Agreement, ProCare has not incurred any liabilities except in the ordinary course of business.

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         2.10 Taxes. Except as set forth on Exhibit 2.10, all federal, state, and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by either Company. Both companies have has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid all installments of estimated taxes due; and all taxes, levies and other assessments which each is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities. Both Companies have no knowledge of any tax deficiency which has been or might be asserted against it which would materially and adversely affect the business or operations of ProCare. Prior to Closing, ProCare and Fastpoint shall provide Buyer with copies of all tax returns, of any kind or nature, filed by Company, together with all accounting information. ProCare and Fastpoint have no knowledge of any tax deficiency which has been or might be asserted against it which would materially and adversely affect the business or operations of either company. Prior to Closing, the Company shall provide Buyer with copies of all tax returns, of any kind or nature, filed by Company, together with all accounting information. There are no unresolved issues of law or fact arising out of a notice of a deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to any type of tax liability which, if adversely determined, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operation.

         2.11 Title to Property; Leases. Each Company has good and defensible title in fee simple to, or valid and enforceable leasehold estates in, all properties and assets, which are material to its continued operations, free and clear of all liens, encumbrances, charges or restrictions or are not materially significant or important in relation to its operations and business. All of such leases and subleases under which ProCare is the lessor or sublessor, lessee or sublessee of properties or assets or under which Company holds properties or assets as lessee or sublessee are in full force and effect. Company is not in default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to their respective rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning their respective rights to continued possession of the leased or subleased premises or assets under any such lease or sublease; and Company either owns or leases all such properties as are necessary to its operations as now conducted.

         Attached hereto and marked Exhibit 2.11 is a list of all assets owned by each company including all tangible and intangible assets and assets owned through any subsidiaries.

         2.12 Licenses. Each Company has obtained all required licenses, permits or other governmental authorization for the conduct of its business as now being conducted. Each Company is in compliance with all laws governing the operation of its business in any jurisdiction where either conducts business.

         2.13 Bank Accounts. Attached hereto as Exhibit 2.13 is a listing of all bank accounts with account numbers currently that is held by ProCare or Fastpoint. Immediately following closing, Randall Drew shall be appointed as a signatory to each account and all existing signatories shall be removed. At

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Closing, the Company shall deliver to Buyer Board minutes approving Randall A.
Drew as a signatory to the bank account.

         2.14 Contracts and Commitments. Except as set forth in the SEC Reports or Exhibit 2.14, there are no contracts or commitments of the Company requiring any future payment to an officer, director, employee, agent or shareholder of either Company.

         2.15 Representations True and Correct. This Agreement and the Schedules and Exhibits attached hereto do not contain any untrue statement of a material fact concerning ProCare or Fastpoint which is necessary in order to make the statements therein not misleading. All of the representations and warranties contained herein (including all statements contained in any certificate or other instrument delivered by or on behalf of the Shareholders pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing.

         2.16 Retirement Plans. Neither ProCare or Fastpoint nor any subsidiary or affiliate is obligated under any pension plan, profit-sharing or similar employee benefit plan.

         2.17 Intellectual Property Rights. Attached hereto as Exhibit 2.17 is a list of all trademarks and trade names that are owned by Procare and Fastpoint, together with copies of any official notice from any issuing governing organization.

         2.18 Resignations and Appointments. Attached hereto as Exhibit 2.18 are the resignations of all officers and directors of ProCare and Fastpoint together with a Board resolution of each nominating the following persons to fill two of the vacant board seats:

         Randy Drew
         Chris Kessen

It is agreed and understood that upon closing of certain transactions, the following persons may, but shall not be required to fill remaining board seats

         James Hyland
         John Hyland
         Brad Nicolaisen

         Concurrently with the resignation of the officers, the Board of Fastpoint shall appoint Drew as chief executive officer of Fastpoint.

         2.19 Indemnification. Each of ProCare and Robert Marsik, jointly and individually shall indemnify and hold Seller, , its officers and directors, harmless of and in respect of:

                  (1) Any damage or loss resulting from any loss, any liability of any kind or nature which is not set forth in the financial statements, damage, misrepresentation, breach of warranty or non-fulfillment on the part of ProCare or Fastpoint under this Agreement or from any misrepresentation or omission from any certificates or other instruments furnished to Company pursuant to this Agreement or pursuant to any Commission filings.

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                  (2) All actions, suits, proceedings, demands assessments,
judgments, costs and expenses incident to any of the foregoing including reasonable attorney's fees and all costs incurred by Buyer to enforce this agreement against Company.

         2.20 Environmental Matters. Each Company is in full compliance with all environmental laws and regulations affecting the operation of its business and the ownership or lease of any real estate. ProCare has not improperly disposed of any hazardous or toxic waste and as of the date of this Agreement has no toxic or hazardous waste in its possession. ProCare has not been advised of any violation or potential violation of any local or federal rules or regulations pertaining to environmental matters.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Shareholders and the Company that:

         3.01 Incorporation, Common Stock, Etc. Seller is a corporation duly organized and existing in good standing under the laws of the State of Delaware. The Seller has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, businesses and properties. The Seller has authorized capital stock consisting of 1,500 shares of Common Stock, without par value, of which 723 are issued and are outstanding. As of April 30, 2001, all of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. There are no dividends due, to be paid or are in arrears with respect to any of the capital stock of Company.

         3.02 Seller Financial Statements. Attached hereto as Exhibit 3.02 is the April 30, 2001 Balance Sheet. The Seller's Balance Sheet presents fairly the financial position of Seller as of the dates set forth in the financial statements. The Balance Sheet has been prepared in conformity with generally accepted accounting principles ("GAAP"). All liabilities of the Seller are set forth in the financial statements and there are no undisclosed liabilities of any kind or nature.

         The Seller, at its own expense, further agrees to provide the buyer within 75 days of closing with certified financial statements in conformity with Securities and Exchange Commission reporting. If the Company is unable to provide the required certified financial statements, then in that event the Buyer may, in its sole and absolute discretion and in addition to any remedies available at law, rescind this Agreement.

         3.03 Litigation. Except as set forth in Exhibit 3.03, there are no actions, suits, proceedings, or investigations pending or, to the best of its knowledge, threatened or contemplated against Seller at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. The Seller is not subject to any outstanding judgments or operating under or subject to or in default with

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respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign

         3.04 Compliance with Laws. The Seller has complied in all material respects with all laws, regulations, orders, domestic and foreign, and neither the present uses by Seller of its properties nor the conduct of its business violate any such laws, regulations, orders or requirements, and the Seller has not received any notice of any claim or assertion that it is not so in compliance.

         3.05 No Defaults. Neither the execution nor delivery of this Agreement nor the consummation of the contemplated transaction are events which, of themselves or with the giving of notice or passage of time or both, could constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any judgment, law or regulation or of Seller's Certificate of Incorporation or Bylaws, or of any agreement or instrument to which Seller is a party or by which it is bound; or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of Seller; and no consent of any third party except as expressly contemplated herein is required for the consummation of this Agreement by Seller.

         3.06 Corporate Action of Seller. The Board of Directors of the Seller has duly authorized the execution and delivery of this Agreement. This Agreement constitutes a valid, legal and binding agreement of Seller and is enforceable in accordance with its terms.

         3.07 Taxes. Except as set forth on Exhibit 3.07, all federal, state, and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Seller have been duly filed; Seller has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid all installments of estimated taxes due; and all taxes, levies and other assessments which Seller is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities. Seller has no knowledge of any tax deficiency which has been or might be asserted against Seller which would materially and adversely affect the business or operations of Seller.

         3.08 Title to Property; Leases. Seller has good and defensible title in fee simple to, or valid and enforceable leasehold estates in, all properties and assets, which are material to its continued operations, free and clear of all liens, encumbrances, charges or restrictions except as set forth in the attached
Exhibit 3.08 or are not materially significant or important in relation to its operations and business. All of such leases and subleases under which Seller is the lessor or sublessor, lessee or sublessee of properties or assets or under which Seller holds properties or assets as lessee or sublessee are in full force and effect. Seller is not in default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to their respective rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning their respective rights to continued possession of the leased or subleased premises or assets under any such lease or sublease; and Seller either owns or leases all such properties as are necessary to its operations as now conducted.

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         3.09 Representations True and Correct. This Agreement and the Schedules
and Exhibits attached hereto do not contain any untrue statement of a material fact concerning Seller or omits any material fact concerning Seller which is necessary in order to make the statements therein not misleading. All of the representations and warranties contained herein (including all statements contained in any certificate or other instrument delivered by or on behalf of the Seller) shall survive the closing.

         3.10 Indemnification. Seller shall indemnify and hold ProCare, its pre- and post-closing officers and directors, harmless of and in respect of:

         (1) Any damage or loss resulting from any loss, liability, damage, misrepresentation, breach of warranty or non-fulfillment on the part of Seller under this agreement or from any misrepresentation or omission from any certificates or other instrument furnished to the Company pursuant to this agreement.

         (2) All actions, suits, proceedings, demands assessments, judgments, costs and expenses incident to any of the foregoing including reasonable attorney's fees and all costs incurred by Company to enforce this agreement against Seller.

         3.11 Investment Knowledge. That the undersigned shareholders, either alone or with the assistance of their own professional advisor, has such knowledge and experience in financial and business matters that the undersigned shareholder(s) are capable of evaluating the merits and risks of entering into this transaction and the shares of common stock to be received from ProCare Industries. That this transaction involves significant investment risk and the undersigned shareholders have the net worth to undertake such risks, and each shareholder is acquiring the ProCare shares for investment and not for purposes of distribution, and each acknowledges that certificates representing the shares shall bear the following restrictive legend:

         The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the company.

         3.12 Acquisition Companies. Seller has reviewed the business, affairs, financial statements, management, future prospects, liabilities and obligations, including without limitation, exposure to risks of responsibility for environmental claims from others, and such other information as Seller deemed to be material, for each of the Acquisition Companies, identified on Exhibit 3.12, which the parties acknowledge may be acquired by ProCare following the completion and closing of this Agreement. To the best of Seller's present

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belief, after such review, none of the Acquisition Companies is subject to a risk that its business will be materially and adversely affected in the foreseeable future.

         3.14. Representations Complete. None of the representations or warranties made in this Article 5 contains any untrue statement of a material fact, or omits or state any material fact necessary in order to make the statements made, in light of the circumstances under which made, not misleading.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders own 100% of the issued and outstanding shares of stock of Seller. The Shares are owned free and clear of any liens or encumbrances and that the Shareholders are free to transfer the Shares without the consent of any third party.

         The Shareholders, or their authorized representatives, have had an opportunity to meet with the officers and directors of the Buyer and ProCare and both have provided the Shareholders with any and all information. The Seller has had an opportunity to review all filings made by ProCare with the Securities and Exchange Commission and is familiar with these filings that are available for inspection at www.sec.gov. Each is taking the Shares for investment and not for purposes of distribution.

         None of the Shareholders own shares of ProCare.

                                    ARTICLE V
                 CONDITIONS TO THE OBLIGATIONS OF BUYER TO CLOSE

         The obligations of Buyer under this Agreement are, subject to the fulfillment of the following conditions at, or prior to, the Closing date:

         5.01 Representations, Warranties and Covenants. All representations and warranties of the Company contained in this Agreement and in any statement, certificate, schedule or other document delivered by the Company pursuant hereto or in connection herewith shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

         5.02 Covenants, Etc. The Company shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to, or at, the Closing Date.

         5.03 Certificate. Company shall have delivered to Buyer a certificate of the President and Secretary of Company, dated the Closing Date, certifying to the fulfillment of the conditions set forth in 5.01 and 5.02.

         5.04 Proceedings. No action or proceedings shall have been instituted or threatened against the Company that could materially adversely affect the business of the Company. No action or proceedings shall have been instituted or

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threatened against any of the parties to this Agreement or their directors or officers before any court or governmental agency to restrain, prohibit or obtain substantial damages in respect of this Agreement or the consummation of the transaction contemplated hereby.

         5.05 Corporate Documents. Prior to Closing the Company shall furnish to Buyer copies of the Certificate of Incorporation of Company and each amendment thereto, if any, which shall be certified by a proper state official; one copy of the By-Laws and minutes of Company by its secretary or an assistant secretary as being currently in effect, and a certificate of good standing issued by the proper state officials of each state in which Company transacts business and is required to qualify.

         5.06 Document & Production. This Agreement is expressly conditioned on Company providing all identified schedules and exhibits at the time of closing.

         5.07 Registration Rights. At the Effective Date, Procare shall enter into a Registration Agreement with Marsik in the form attached as Exhibit 5.07 relating to piggyback registration rights as to 130,000 restricted shares held by Marsik.

         5.08 Legal Opinions. ProCare shall have received an opinion of legal counsel to HK in the form of Exhibit 5.08 hereto; and

         5.09 Promissory Note. HK shall have delivered to Marsik HK's Promissory Note ("Note") for $50,000 payable to Marsik, in the form attached hereto as
Exhibit 5.09. ProCare shall guarantee the payment of principal and interest on the Note.

                                   ARTICLE VI
                CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS

         The obligations of the Shareholders is subject to the fulfillment of the following conditions at or prior to the Closing Date:

         6.01 Representations, Warranties and Covenants. All representations and warranties of Buyer and Marsik contained in this Agreement and in any statement, certificate, schedule or other document delivered pursuant hereto, or in connection herewith, shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

         6.02 Closing with ProCare. This Agreement is specifically contingent upon the Buyer closing its acquisition of at least three of the Acquisition companies identified on the attached Exhibit 6.02 in such form as previously disclosed to Seller.

         6.03 Covenants, Etc. Buyer shall have substantially performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to, or at, the Closing Date.

         6.04 Proceedings. No action or proceedings shall have been instituted or threatened against Buyer that could materially and adversely affect the business of Buyer. No actions or proceedings shall have been instituted or threatened against any of the parties to this Agreement, or their directors or officers before any court or governmental agency to restrain, prohibit or obtain substantial damages in respect to this Agreement or the consummation of the transaction contemplated hereby.

         6.05 Corporate Actions. ProCare shall have taken the following actions:

         a. Randall Drew and Chris Kessen shall have been appointed to the ProCare Board and Fastpoint Board and Drew shall have been appointed chief executive officer of Fastpoint.

         b.  All other officers and directors shall have resigned.

         c. Attached hereto and marked Exhibit 6.05 is a list of all bank accounts maintained by either ProCare or Buyer. Following Closing, Randall A. Drew shall be appointed as a signatory to each of the accounts and any current signatories shall resign, except for ProCare's prior checking account for which Robert W. Marsik shall have the right to withdraw all deposits for purposes consistent with this Agreement.

         d. Upon execution of this Agreement, all current officers and directors of Fastpoint shall tender their resignation and Randall A. Drew shall immediately be appointed as sole director and Chief Executive Officer of Buyer, and Buyer shall be authorized to enter into any of the proposed acquisitions as set forth in Exhibit 6.02, subject to requirements of applicable corporate law.

         e. Seller shall have received an opinion of counsel to ProCare in connection with the validity of this Agreement and the enforceability of any outstanding claims that were not dismissed in the prior ProCare bankruptcy. The opinion shall be addressed to the Company and shall be updated or amended to name each of the acquisition candidates.

                                   ARTICLE VII
                     OBLIGATIONS OF MARSIK FOLLOWING CLOSING

         Robert W. Marsik and Carlotta R. Marsik hereby agree not to sell in excess of 15,000 shares of ProCare Common Stock in any thirty (30) day period following the closing of this Agreement prior to the first anniversary of the Effective Time, without the prior consent of the Chairman of the Board or the Chief Executive Officer of ProCare. In order to insure compliance with the terms and conditions of this paragraph, Marsik agrees to supply ProCare with monthly trading reports

         Marsik shall be solely responsible for all costs incurred by ProCare in connection with this transaction. To the extent that Marsik should fail to pay any claim when it becomes due, ProCare or Drew may, together with other remedies available at law or in equity may offset any payment which remain outstanding against those liabilities for which Marsik has refused to pay or to reimburse ProCare.

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

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         8.01 Abandonment of Agreement. This Agreement may be terminated and the transaction hereby contemplated abandoned at any time prior to the Closing Date, whether before or after the approval and adoption hereof by the shareholders of each Company by (a) the mutual consent of the Board of Directors of Company and Buyer or (b) the Board of Directors of the Company if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by it, or (c) by the Board of Directors of Buyer, if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by it.

         8.02 Liabilities. In the event this Agreement is terminated pursuant to
Section 8.01, no party hereto shall have any liability to the other and each party shall bear their own costs incurred except that any monies paid to date by the Seller to either Marsik or to ProCare shall be non-refundable.

         8.03 Assignments. This Agreement may not be assigned except with the written consent of the non-assigning party. Notwithstanding the foregoing, the rights of the Shareholders to receive the Shares shall be freely assignable.

         8.04 Survival of Representations and Warranties. Company and Buyer agree all representations and warranties contained herein or made hereunder shall survive the Closing, except that any breach disclosed in writing to either party prior to Closing is waived by such party if it elects to close notwithstanding such breach.

         8.05 Notices. All notices, demands and other communications which may or are required to be given pursuant to this Agreement shall be given or made when personally delivered or when deposited in the United States Mail, first class, postage pre-paid, addressed as follows:

         If to Company to: Mr. Robert W. Marsik
                           1960 White Birch Drive
                           Vista, California 92083

         With a copy to:   Alan Peryam
                           1120 Lincoln Street
                           Suite 1000
                           Denver, CO 80203

or to such other address as Company may, from time to time, designate by Notice to Buyer.

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

         If to Buyer to:   C/O Randall Drew
                           HK Utility Construction Corp.
                           320 Whetstone Alley
                           Suite B
                           Cincinnati, OH 45202

         With a copy to:   Jeffrey Klein
                           980 North Federal Highway, Suite 406
                           Boca Raton, Florida 334431

or to such other addresses as Buyer may, from time to time, designate by notice to Company.

         8.06 Closing. The closing date for the contemplated transaction shall be on or before May 31, 2001 or such other date as may be agreed upon between the parties.

         8.07 Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes and cancels any and all prior agreements between the parties relating to its subject matter. The representations, warranties, covenants and conditions of the obligations of the parties hereto may not be orally amended, modified or altered, but may be amended, modified or altered in a writing signed by each of the parties, whether before or after the meeting of shareholders of Company contemplated herein.

         8.08 Captions. The captions of Articles and Sections of Articles hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         8.09 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Ohio and jurisdiction for any dispute shall be in Ohio.

         8.10 Waivers. Any failure of either party hereto to comply with any of its obligations or agreements, or to fulfill conditions herein contained may be waived in writing by the other party. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         8.11 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that not all of the parties are signatory to the original or the same counterpart.

         8.12 Successors. The terms covenants and conditions of the Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

         8.13 Binding Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

         8.14 Brokers and Finders. Except for the obligation of Marsik following the Effective Time to transfer 25,000 shares of ProCare Common Stock to Michael Allocca, who acted as a finder in connection with the Merger, neither ProCare nor any affiliate thereof has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of ProCare to pay any finders fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except as described in the preceding sentence, there is no claim for payment by ProCare or any affiliate thereof of payments of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.









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


         This Agreement entered into the date first entered above.

Fastpoint Acquisition Corp, Inc.                     WITNESS:

/s/ Robert W. Marsik
---------------------------------           ----------------------------------
By:  Robert W. Marsik, President

ProCare Industries, Ltd

/s/ Robert W. Marsik
---------------------------------           ----------------------------------
By: Robert Marsik, President


HK Utility Construction, Inc.

/s/ Randall A. Drew
---------------------------------           ----------------------------------
By: Randall A. Drew, CEO


THE SHAREHOLDERS

/s/ Randall A. Drew
---------------------------------           ----------------------------------
Randall A. Drew


/s/ C. Christopher Kesse
---------------------------------           ----------------------------------
C. Christopher Kessen


/s/ Scott Sheppard
---------------------------------           ----------------------------------
Scott Sheppard
Business Intelligence Group


/s/ Kenneth Hanson
---------------------------------           ----------------------------------
Kenneth Hanson
Lone Eagle Trust


/s/ David Hyland
---------------------------------           ----------------------------------
David Hyland


/s/ BJ Ukra
---------------------------------           ----------------------------------
BJ Ukra
Innersources, Inc.


/s/ Jeffrey Klein
---------------------------------           ----------------------------------
Jeffrey Klein



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